Exhibit 99.1

For Immediate Release:	September 17, 2014

Investor Relations Contact:	Media Relations Contact:
Marliese L. Shaw	Adam J. Jeamel
Executive Vice President, Investor Relations Officer	Vice President, Corporate Communications
Rockville Bank: A Division of United Bank	Rockville Bank: A Division of United Bank
860-291-3622	860-291-3765
mshaw@rockvillebank.com	ajeamel@rockvillebank.com

UNITED FINANCIAL BANCORP, INC.

ANNOUNCES COMMENCEMENT

OF SUBORDINATED NOTES OFFERING

GLASTONBURY, Conn., September 17, 2014 – United Financial Bancorp, Inc. (“United Financial” or the “Company”) (NASDAQ Global Select Market: “UBNK”), the holding company for United Bank (the “Bank”), today announced that it has commenced a public offering of $75,000,000 of its subordinated notes due October 1, 2024 (the “Notes”).

United Financial plans to use the proceeds for general corporate purposes.

Sandler O’Neill + Partners, L.P. (“Sandler O’Neill”) is the sole manager for the subordinated notes offering.

The Notes will be offered and sold pursuant to an effective shelf registration statement (File No. 333-198466), the base prospectus included in the registration statement, and a preliminary prospectus supplement relating to the offering of the Notes filed with the Securities and Exchange Commission (the “SEC”), and a final prospectus supplement to be filed with the SEC. Before you invest, you should read the base prospectus in the registration statement, the prospectus supplement relating to the offering and other documents the Company has filed with the SEC for more complete information about the Company and the offering. You may obtain copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering without charge by visiting the SEC’s website at www.sec.gov, or from Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations (1-866-805-4128).

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to sell any security of the Company, which is made only by means of a prospectus supplement and related base prospectus, nor will there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, business, and consumer banking products and services to customers throughout Central and Southern Connecticut, and Western and Central Massachusetts. On April 30, 2014, United Bank and Rockville Bank completed a transformational merger of equals bringing together two financially strong, well-respected institutions and creating a leading New England bank with more than 50 branches in two states and $5 billion in assets. Through the merger, Rockville Financial, Inc. completed the acquisition of United Financial Bancorp, Inc. The combined Company, known as United Financial Bancorp, Inc. trades on the NASDAQ Global Select Stock Exchange under the ticker symbol “UBNK”.

Forward Looking Statements

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

UBNK – United Financial Bancorp, Inc.	Page 2	www.unitedfinancialinc.com